Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2021

•Fourth quarter 2021 revenue of $3.2 billion (up 7.9% year-over-year); annual revenue of $13.1 billion (up 12.6% year-over-year)
•Fourth quarter 2021 parts and services organic revenue increased 6.6% (7.3% on a per day basis); annual increase of 7.9% (8.3% on a per day basis)
•Fourth quarter 2021 diluted EPS1 of $0.81 (up 37.3%); adjusted diluted EPS1,2 of $0.87 (up 26.1%)
•Annual diluted EPS1 of $3.66 (up 75.1%); adjusted diluted EPS1,2 of $3.96 (up 55.3%)
•Annual operating cash flow of $1.4 billion; free cash flow2 of $1.1 billion
•Stock buyback program invested $877 million for 17.2 million shares in 2021
•Dividend of $0.25 per share approved to be paid in the first quarter of 2022
•2022 outlook provided

Chicago, IL (February 17, 2022) -- LKQ Corporation (Nasdaq:LKQ) today reported fourth quarter and full year 2021 results that reflect continued progress with our operational excellence program and strategic initiatives.
“We delivered solid results in the fourth quarter, and it was a strong finish to a great year. Despite facing significant supply chain disruptions, labor shortages, and inflationary pressures, we delivered the most profitable year in the history of the Company. I want to thank our global teams for delivering on our strategic initiatives in 2021 by focusing on profitable revenue growth, sustainable margin expansion, and driving high levels of cash flow,” noted Dominick Zarcone, President and Chief Executive Officer. “The continued robust cash flow generation enabled us to maintain our balanced capital allocation policy, and through our stock repurchase program and inaugural quarterly dividend payment, we returned $950 million to our stockholders in 2021.”
Fourth Quarter and Full Year 2021 Financial Results
Revenue for the fourth quarter of 2021 was $3.2 billion, an increase of 7.9% as compared to $3.0 billion in the fourth quarter of 2020. For the fourth quarter of 2021, parts and services organic revenue increased 6.6% (7.3% on a per day basis), while the net impact of acquisitions and divestitures increased revenue 1.7% and foreign exchange rates decreased revenue 0.8%, for a total parts and services revenue increase of 7.5%. Other revenue grew 13.1% in the fourth quarter of 2021 driven by higher scrap steel prices, partially offset by lower precious metal prices.
Net income1 for the fourth quarter of 2021 was $236 million as compared to $180 million for the same period in 2020, an increase of 30.6%. Diluted earnings per share1 for the fourth quarter was $0.81 as compared to $0.59 for the same period of 2020, an increase of 37.3%.

1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

On an adjusted basis, net income1,2 in the fourth quarter of 2021 was $254 million compared to $212 million in the same period of 2020, a 20.0% increase. Adjusted diluted earnings per share1,2 for the fourth quarter was $0.87 as compared to $0.69 for the same period of 2020, a 26.1% increase.
Revenue for the full year of 2021 was $13.1 billion, an increase of 12.6% as compared to $11.6 billion for the full year of 2020. For the full year of 2021, parts and services organic revenue increased 7.9% (8.3% on a per day basis), while the net impact of acquisitions and divestitures increased revenue 0.3% and foreign exchange rates increased revenue 2.5%, for a total parts and services revenue increase of 10.7%. Other revenue grew 42.5% for the full year of 2021 driven by higher scrap steel and precious metals prices.
Net income1 for the full year of 2021 was $1.1 billion as compared to $639 million for the same period in 2020, an increase of 70.7%. Diluted earnings per share1 for the full year of 2021 was $3.66 as compared to $2.09 for the same period of 2020, an increase of 75.1%.
On an adjusted basis, net income1,2 for the full year of 2021 was $1.2 billion compared to $777 million in the same period of 2020, a 51.8% increase. Adjusted diluted earnings per share1,2 for the full year of 2021 was $3.96 as compared to $2.55 for the same period of 2020, a 55.3% increase.
Fourth quarter and full year diluted earnings per share1 included $0.07 in discrete tax benefits, which reduced the reported full year effective tax rate of 23.6% by approximately 150 basis points.
Cash Flow and Balance Sheet
Cash flow from operations and free cash flow2 were $1.4 billion and $1.1 billion, respectively, for the full year of 2021. As of December 31, 2021, LKQ’s balance sheet reflected total debt, net of debt issuance costs, of $2.8 billion and net debt2 of $2.5 billion. Net leverage, as defined in our credit facility, was 1.4x EBITDA.
Stock Repurchase and Dividend Programs
During the fourth quarter of 2021, the Company invested $297 million repurchasing its common stock and $877 million for the full year. Between initiating the stock buyback program in late October 2018 and December 31, 2021, the Company has repurchased approximately 35 million shares for a total of $1.3 billion.
On December 2, 2021, for stockholders of record at the close of business on November 11, 2021, the Company paid its first ever quarterly cash dividend of $0.25 per share of common stock.
On February 15, 2022, our Board of Directors declared a quarterly cash dividend of $0.25 per share of common stock, payable on March 24, 2022, to stockholders of record at the close of business on March 3, 2022.
2022 Outlook
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented: “We’ve continued to outpace our markets organically and make significant progress on our operational excellence program, driving record revenue and profitability in 2021. As noted throughout the year, we benefited from favorable commodity prices, exchange rates, and discrete tax adjustments, though even excluding these benefits, our 2021 diluted EPS was our best ever.
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

Our 2022 guidance reflects continued strong organic growth and productivity improvements more than offsetting inflation while the year over year earnings comparison is negatively affected by the expected nonrecurrence of some of the tailwinds experienced in 2021. With the demonstrated success in improving our structural economics over the past two years, we are confident in our 2022 outlook and our ability to continue to deliver long-term value for all our stakeholders.”
For 2022, management is anticipating the following outlook:
•Organic revenue growth for parts and services in the range of 3% to 5%
•Diluted EPS1 attributable to LKQ stockholders in the range of $3.50 to $3.80
•Adjusted diluted EPS1,2 attributable to LKQ stockholders in the range of $3.72 to $4.02
•Operating cash flow of $1.3 billion, and free cash flow2 at a minimum of $1.0 billion; targeting free cash flow conversion of EBITDA at 55 - 60%
Our outlook for the full year 2022 is based on current conditions and recent trends, and it assumes current U.S. federal tax legislation remains unchanged, exchange rates for the Canadian dollar, euro, and pound sterling hold near recent levels, and the price of scrap and precious metals decrease from recent levels. Our outlook is also based on management’s current expectations regarding the recovery from the coronavirus outbreak. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Non-GAAP Financial Measures
This release contains and management’s presentation on the related conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on February 17, 2022 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 6894188#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 6894188#. An online replay of the audio webcast will be available on the Company's website.
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

Both formats of replay will be available through March 10, 2022. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release and on the related conference call, including our outlook for 2022, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q, and in our Annual Report on Form 10-K to be filed for the year ended December 31, 2021. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):
•effects on our business from the ongoing disruption to economic activity caused by the COVID-19 pandemic, including a decrease in the demand for our products and services and interruptions to our supply chain;
•employment-related issues arising from the COVID-19 pandemic, including workforce shortages and health and safety issues at the workplace;
•changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit) and the geopolitical tensions in Ukraine, China and Taiwan, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;
•increasing competition in the automotive parts industry, including parts sold on online marketplaces and the potential competitive advantage to original equipment
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

manufacturers ("OEMs") with "connected car" technology, as well as the various efforts by OEMs to restrict or prohibit the sale of aftermarket or recycled parts;
•changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products as well as changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;
•restrictions or prohibitions on selling or importing aftermarket products through enforcement by OEMs or governmental agencies of intellectual property rights or import laws;
•variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents, the increase of accident avoidance systems being installed in vehicles, the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales, or changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•fluctuations in the prices of fuel, metals and other commodities;
•changes in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability; as well as price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;
•if our goodwill or other intangible assets become impaired, or there are declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business, we may incur significant charges to our pre-tax income;
•product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters and costs associated with recalls of the products we sell;
•our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest businesses and our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;
•inflationary pressure on our supply chain as the economy recovers from the initial impact of the COVID-19 pandemic;
•our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility or the terms of the indentures governing our senior notes;
•our senior notes are subject to risks that could affect the value of the notes, require holders of the notes to return payments received from us or the guarantors, or affect our ability to repurchase the notes upon a change of control or pursuant to an asset sale offer;
•our ability to obtain financing on acceptable terms to finance our growth;
•our ability to issue dividend payments and fluctuations in the related payments;
•changes in laws or regulations affecting our business;
•our operations are subject to environmental regulations and we may incur costs relating to environmental matters;
•our bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders;

•changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate;
•the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;
•governmental agencies may refuse to grant or renew our operating licenses and permits for our salvage, self service and refurbishing businesses;
•loss of key management personnel may affect our ability to successfully manage our business and achieve our objectives;
•the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities and currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;
•additional unionization efforts, new collective bargaining agreements, and work stoppages;
•our ability to develop and implement the operational and financial systems needed to manage our operations; and interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;
•costs of complying with laws relating to the security of personal information;
•business interruptions affecting our distribution centers, computer systems and the availability of inventory;
•problems with our fleet of trucks and other vehicles could affect our business;
•potential losses of our right to operate at key locations if we are not able to negotiate lease renewals or due to environmental issues; and
•disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
	2021		2020
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,185,993	100.0%	$2,953,888	100.0%	$232,105	7.9%
Cost of goods sold	1,916,117	60.1%	1,783,392	60.4%	132,725	7.4%
Restructuring expenses - cost of goods sold	256	0.0%	647	0.0%	(391)	(60.4%)
Gross margin	1,269,620	39.9%	1,169,849	39.6%	99,771	8.5%
Selling, general and administrative expenses	919,604	28.9%	814,992	27.6%	104,612	12.8%
Restructuring and acquisition related expenses	4,832	0.2%	13,748	0.5%	(8,916)	(64.9%)
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(212)	(0.0%)	1,441	0.0%	(1,653)	n/m
Depreciation and amortization	65,300	2.0%	72,395	2.5%	(7,095)	(9.8%)
Operating income	280,096	8.8%	267,273	9.0%	12,823	4.8%
Other expense (income):
Interest expense	15,408	0.5%	25,432	0.9%	(10,024)	(39.4%)
Interest income and other income, net	(6,096)	(0.2%)	(5,026)	(0.2%)	(1,070)	21.3%
Total other expense, net	9,312	0.3%	20,406	0.7%	(11,094)	(54.4%)
Income from continuing operations before provision for income taxes	270,784	8.5%	246,867	8.4%	23,917	9.7%
Provision for income taxes	40,563	1.3%	68,708	2.3%	(28,145)	(41.0%)
Equity in earnings of unconsolidated subsidiaries	5,909	0.2%	3,032	0.1%	2,877	94.9%
Income from continuing operations	236,130	7.4%	181,191	6.1%	54,939	30.3%
Net income from discontinued operations	648	0.0%	543	0.0%	105	19.3%
Net income	236,778	7.4%	181,734	6.2%	55,044	30.3%
Less: net income attributable to continuing noncontrolling interest	497	0.0%	722	0.0%	(225)	(31.2%)
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	—	0.0%	—	n/m
Net income attributable to LKQ stockholders	$236,281	7.4%	$181,012	6.1%	$55,269	30.5%

Basic earnings per share: (2)
Income from continuing operations	$0.81		$0.60		$0.21	35.0%
Net income from discontinued operations	0.00		0.00		0.00	n/m
Net income	0.82		0.60		0.22	36.7%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$0.82		$0.60		$0.22	36.7%

Diluted earnings per share: (2)
Income from continuing operations	$0.81		$0.60		$0.21	35.0%
Net income from discontinued operations	0.00		0.00		0.00	n/m
Net income	0.81		0.60		0.21	35.0%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$0.81		$0.59		$0.22	37.3%

Weighted average common shares outstanding:
Basic	289,874		304,056		(14,182)	(4.7%)
Diluted	290,950		304,514		(13,564)	(4.5%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
	2021		2020
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$13,088,504	100.0%	$11,628,830	100.0%	$1,459,674	12.6%
Cost of goods sold	7,765,976	59.3%	7,028,338	60.4%	737,638	10.5%
Restructuring expenses - cost of goods sold	93	0.0%	7,221	0.1%	(7,128)	(98.7%)
Gross margin	5,322,435	40.7%	4,593,271	39.5%	729,164	15.9%
Selling, general and administrative expenses	3,567,732	27.3%	3,266,065	28.1%	301,667	9.2%
Restructuring and acquisition related expenses	20,311	0.2%	66,163	0.6%	(45,852)	(69.3%)
Loss on disposal of businesses and impairment of net assets held for sale	28	0.0%	3,174	0.0%	(3,146)	(99.1%)
Depreciation and amortization	259,992	2.0%	272,292	2.3%	(12,300)	(4.5%)
Operating income	1,474,372	11.3%	985,577	8.5%	488,795	49.6%
Other expense (income):
Interest expense	72,078	0.6%	103,784	0.9%	(31,706)	(30.5%)
Loss on debt extinguishment	23,564	0.2%	12,751	0.1%	10,813	84.8%
Interest income and other income, net	(20,400)	(0.2%)	(15,953)	(0.1%)	(4,447)	27.9%
Total other expense, net	75,242	0.6%	100,582	0.9%	(25,340)	(25.2%)
Income from continuing operations before provision for income taxes	1,399,130	10.7%	884,995	7.6%	514,135	58.1%
Provision for income taxes	330,591	2.5%	249,498	2.1%	81,093	32.5%
Equity in earnings of unconsolidated subsidiaries	22,937	0.2%	5,012	0.0%	17,925	n/m
Income from continuing operations	1,091,476	8.3%	640,509	5.5%	450,967	70.4%
Net income (loss) from discontinued operations	648	0.0%	(95)	(0.0%)	743	n/m
Net income	1,092,124	8.3%	640,414	5.5%	451,710	70.5%
Less: net income attributable to continuing noncontrolling interest	1,251	0.0%	1,888	0.0%	(637)	(33.7%)
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	103	0.0%	(103)	n/m
Net income attributable to LKQ stockholders	$1,090,873	8.3%	$638,423	5.5%	$452,450	70.9%

Basic earnings per share: (2)
Income from continuing operations	$3.68		$2.10		$1.58	75.2%
Net income (loss) from discontinued operations	0.00		(0.00)		0.00	n/m
Net income	3.68		2.10		1.58	75.2%
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$3.68		$2.10		$1.58	75.2%

Diluted earnings per share: (2)
Income from continuing operations	$3.67		$2.10		$1.57	74.8%
Net income (loss) from discontinued operations	0.00		(0.00)		0.00	n/m
Net income	3.67		2.10		1.57	74.8%
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$3.66		$2.09		$1.57	75.1%

Weighted average common shares outstanding:
Basic	296,836		304,640		(7,804)	(2.6%)
Diluted	297,722		305,006		(7,284)	(2.4%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$274,134	$312,154
Receivables, net	1,072,772	1,073,389
Inventories	2,610,515	2,414,612
Prepaid expenses and other current assets	296,947	233,877
Total current assets	4,254,368	4,034,032
Property, plant and equipment, net	1,298,740	1,248,703
Operating lease assets, net	1,361,324	1,353,124
Goodwill	4,539,896	4,591,569
Other intangibles, net	746,149	814,219
Equity method investments	180,705	155,224
Other noncurrent assets	224,972	163,662
Total assets	$12,606,154	$12,360,533
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,176,015	$932,406
Accrued expenses:
Accrued payroll-related liabilities	260,827	208,718
Refund liability	106,800	102,148
Other accrued expenses	271,406	334,890
Other current liabilities	112,538	130,021
Current portion of operating lease liabilities	203,108	221,811
Current portion of long-term obligations	34,752	58,497
Total current liabilities	2,165,446	1,988,491
Long-term operating lease liabilities, excluding current portion	1,209,218	1,197,963
Long-term obligations, excluding current portion	2,777,160	2,812,641
Deferred income taxes	279,296	291,421
Other noncurrent liabilities	364,373	374,640
Commitments and contingencies
Redeemable noncontrolling interest	24,077	24,077
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000 shares authorized, 321,578 shares issued and 287,015 shares outstanding at December 31, 2021; 320,868 shares issued and 303,553 shares outstanding at December 31, 2020	3,215	3,208
Additional paid-in capital	1,474,093	1,444,584
Retained earnings	5,793,515	4,776,040
Accumulated other comprehensive loss	(153,130)	(99,009)
Treasury stock, at cost; 34,563 shares at December 31, 2021 and 17,315 shares at December 31, 2020	(1,345,949)	(469,105)
Total Company stockholders’ equity	5,771,744	5,655,718
Noncontrolling interest	14,840	15,582
Total stockholders’ equity	5,786,584	5,671,300
Total liabilities and stockholders’ equity	$12,606,154	$12,360,533

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,092,124	$640,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	284,003	299,497
Loss on disposal of businesses and impairment of net assets held for sale	28	3,174
Stock-based compensation expense	33,736	29,078
Loss on debt extinguishment	23,564	12,751
Deferred income taxes	(27,079)	(33,827)
Other	(36,610)	(3,934)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(16,234)	93,588
Inventories	(234,514)	433,072
Prepaid income taxes/income taxes payable	(65,051)	34,945
Accounts payable	283,185	(64,032)
Other operating assets and liabilities	29,895	(856)
Net cash provided by operating activities	1,367,047	1,443,870
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(293,466)	(172,695)
Proceeds from disposals of property, plant and equipment	19,565	16,750
Acquisitions, net of cash acquired	(123,898)	(7,363)
Other investing activities, net	(20,959)	(2,579)
Net cash used in investing activities	(418,758)	(165,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early-redemption premium	(16,014)	(9,498)
Repayment of Euro Notes (2026)	(883,275)	—
Repayment of U.S. Notes (2023)	—	(600,000)
Borrowings under revolving credit facilities	5,034,867	841,485
Repayments under revolving credit facilities	(3,716,955)	(1,472,920)
Repayments under term loans	(323,750)	(17,500)
Borrowings under receivables securitization facility	—	111,300
Repayments under receivables securitization facility	—	(111,300)
Repayments of other debt, net	(25,587)	(115,609)
Settlement of derivative instruments, net	(88,743)	—
Dividends paid to LKQ stockholders	(72,873)	—
Purchase of treasury stock	(876,844)	(117,292)
Other financing activities, net	(15,961)	(21,217)
Net cash used in financing activities	(985,135)	(1,512,551)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,174)	11,865
Net decrease in cash, cash equivalents and restricted cash	(38,020)	(222,703)
Cash and cash equivalents of continuing operations, beginning of period (1)	312,154	528,387
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	6,470
Cash and cash equivalents of continuing and discontinued operations, beginning of period	312,154	534,857
Cash and cash equivalents, end of period	$274,134	$312,154

(1) The balance as of January 1, 2020 included restricted cash of $5 million.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2021	2020	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$1,070,996	$981,045	$89,951	9.2%
Europe	1,488,647	1,426,686	61,961	4.3%
Specialty	409,528	354,378	55,150	15.6%
Parts and services	2,969,171	2,762,109	207,062	7.5%
Other	216,822	191,779	25,043	13.1%
Total	$3,185,993	$2,953,888	$232,105	7.9%

Revenue changes by category for the three months ended December 31, 2021 vs. 2020:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	8.3%	0.6%	0.2%	9.2%
Europe	5.7%	0.5%	(1.8%)	4.3%
Specialty	5.7%	9.6%	0.3%	15.6%
Parts and services	6.6%	1.7%	(0.8%)	7.5%
Other	13.1%	0.0%	(0.0)%	13.1%
Total	7.0%	1.6%	(0.8%)	7.9%

The following unaudited tables compare certain third party revenue categories:

	Year Ended
	December 31,
	2021	2020	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$4,243,203	$3,988,214	$254,989	6.4%
Europe	6,033,396	5,470,159	563,237	10.3%
Specialty	1,863,917	1,505,340	358,577	23.8%
Parts and services	12,140,516	10,963,713	1,176,803	10.7%
Other	947,988	665,117	282,871	42.5%
Total	$13,088,504	$11,628,830	$1,459,674	12.6%

Revenue changes by category for the year ended December 31, 2021 vs. 2020:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	5.6%	0.4%	0.4%	6.4%
Europe	6.2%	(0.4%)	4.6%	10.3%
Specialty	20.2%	3.0%	0.6%	23.8%
Parts and services	7.9%	0.3%	2.5%	10.7%
Other	42.3%	0.0%	0.2%	42.5%
Total	9.8%	0.3%	2.4%	12.6%

(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at prior period exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Year Ended
	December 31, 2021		December 31, 2021
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	7.5%	4.3%	10.7%	10.3%
Less: Currency impact	(0.8%)	(1.8%)	2.5%	4.6%
Revenue growth at constant currency	8.3%	6.1%	8.2%	5.7%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,280,468		$1,166,508		$5,164,820		$4,632,339
Europe	1,496,560		1,433,306		6,061,948		5,492,184
Specialty	410,237		355,110		1,867,297		1,508,995
Eliminations	(1,272)		(1,036)		(5,561)		(4,688)
Total revenue	$3,185,993		$2,953,888		$13,088,504		$11,628,830
Segment EBITDA
North America	$193,530	15.1%	$212,555	18.2%	$944,465	18.3%	$778,504	16.8%
Europe	133,668	8.9%	123,768	8.6%	617,825	10.2%	427,582	7.8%
Specialty	30,624	7.5%	29,868	8.4%	223,149	12.0%	162,673	10.8%
Total Segment EBITDA	$357,822	11.2%	$366,191	12.4%	$1,785,439	13.6%	$1,368,759	11.8%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands)
Net income	$236,778	$181,734	$1,092,124	$640,414
Less: net income attributable to continuing noncontrolling interest	497	722	1,251	1,888
Less: net income attributable to discontinued noncontrolling interest	—	—	—	103
Net income attributable to LKQ stockholders	236,281	181,012	1,090,873	638,423
Subtract:
Net income (loss) from discontinued operations	648	543	648	(95)
Net income attributable to discontinued noncontrolling interest	—	—	—	(103)
Net income from continuing operations attributable to LKQ stockholders	235,633	180,469	1,090,225	638,621
Add:
Depreciation and amortization	65,300	72,395	259,992	272,292
Depreciation and amortization - cost of goods sold	5,888	5,510	23,099	21,672
Depreciation and amortization - restructuring expenses (1)	125	956	912	5,533
Interest expense, net of interest income	14,514	25,145	70,292	101,874
Loss on debt extinguishment	—	—	23,564	12,751
Provision for income taxes	40,563	68,708	330,591	249,498
EBITDA	362,023	353,183	1,798,675	1,302,241
Subtract:
Equity in earnings of unconsolidated subsidiaries	5,909	3,032	22,937	5,012
Equity investment fair value adjustments	2,596	—	10,841	—
Add:
Restructuring and acquisition related expenses (1)	4,707	12,792	19,399	60,630
Restructuring expenses - cost of goods sold	256	647	93	7,141
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(212)	1,441	28	3,174
Change in fair value of contingent consideration liabilities	(447)	1,160	1,022	585
Segment EBITDA	$357,822	$366,191	$1,785,439	$1,368,759

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	7.4%	6.1%	8.3%	5.5%

EBITDA as a percentage of revenue	11.4%	12.0%	13.7%	11.2%

Segment EBITDA as a percentage of revenue	11.2%	12.4%	13.6%	11.8%

(1) The sum of these two captions represents the total amount that is reported in Restructuring and acquisition related expenses in our Unaudited Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands, except per share data)
Net income	$236,778	$181,734	$1,092,124	$640,414
Less: net income attributable to continuing noncontrolling interest	497	722	1,251	1,888
Less: net income attributable to discontinued noncontrolling interest	—	—	—	103
Net income attributable to LKQ stockholders	236,281	181,012	1,090,873	638,423
Subtract:
Net income (loss) from discontinued operations	648	543	648	(95)
Net income attributable to discontinued noncontrolling interest	—	—	—	(103)
Net income from continuing operations attributable to LKQ stockholders	235,633	180,469	1,090,225	638,621
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	18,985	24,947	78,138	98,185
Restructuring and acquisition related expenses	4,832	13,748	20,311	66,163
Restructuring expenses - cost of goods sold	256	647	93	7,221
Change in fair value of contingent consideration liabilities	(447)	1,160	1,022	585
Loss on debt extinguishment	—	—	23,564	12,751
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(212)	1,441	28	3,174
Excess tax benefit from stock-based payments	(19)	(222)	(2,151)	(495)
Tax effect of adjustments	(5,176)	(10,562)	(30,915)	(48,882)
Adjusted net income from continuing operations attributable to LKQ stockholders	$253,852	$211,628	$1,180,315	$777,323

Weighted average diluted common shares outstanding	290,950	304,514	297,722	305,006

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.81	$0.59	$3.66	$2.09

Adjusted	$0.87	$0.69	$3.96	$2.55

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2022
	Minimum Outlook	Maximum Outlook
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$1,008	$1,095
Adjustments:
Amortization of acquired intangibles	65	65
Restructuring expenses	19	19
Tax effect of adjustments	(21)	(21)
Adjusted net income from continuing operations attributable to LKQ stockholders	$1,071	$1,158

Weighted average diluted common shares outstanding	288	288

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$3.50	$3.80
Non-GAAP (Adjusted)	$3.72	$4.02

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of net income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2022, restructuring expenses under previously announced plans, and the related tax effect; we did not estimate amounts for any other components of the calculation for the year ending December 31, 2022.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands)
Net cash provided by operating activities	$5,019	$309,229	$1,367,047	$1,443,870
Less: purchases of property, plant and equipment	160,761	62,746	293,466	172,695
Free cash flow	$(155,742)	$246,483	$1,073,581	$1,271,175

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

Forecasted
Fiscal Year 2022
Minimum Outlook
(In thousands)
Net cash provided by operating activities	$1,300,000
Less: purchases of property, plant and equipment	300,000
Free cash flow	$1,000,000

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph above for details on the calculation of free cash flow.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands)
Gross margin	$1,269,620	$1,169,849	$5,322,435	$4,593,271
Add: Restructuring expenses - cost of goods sold	256	647	93	7,221
Adjusted gross margin	$1,269,876	$1,170,496	$5,322,528	$4,600,492

Gross margin %	39.9%	39.6%	40.7%	39.5%

Adjusted gross margin %	39.9%	39.6%	40.7%	39.6%

North America Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands)
Gross margin	$593,688	$546,484	$2,452,441	$2,146,188
Add: Restructuring expenses - cost of goods sold	(1)	647	(164)	4,683
Adjusted gross margin	$593,687	$547,131	$2,452,277	$2,150,871

Gross margin %	46.4%	46.8%	47.5%	46.3%

Adjusted gross margin %	46.4%	46.9%	47.5%	46.4%

Europe Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(In thousands)
Gross margin	$564,579	$526,631	$2,335,790	$2,029,076
Add: Restructuring expenses - cost of goods sold	257	—	257	2,538
Adjusted gross margin	$564,836	$526,631	$2,336,047	$2,031,614

Gross margin %	37.7%	36.7%	38.5%	36.9%

Adjusted gross margin %	37.7%	36.7%	38.5%	37.0%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate the operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. We believe adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Total Debt to Net Debt:

	December 31, 2021	December 31, 2020
(In thousands)
Current portion of long-term obligations	$34,752	$58,497
Long-term obligations, excluding current portion	2,777,160	2,812,641
Total debt, net of debt issuance costs	2,811,912	2,871,138
Add: Debt issuance costs	11,919	25,538
Total debt	2,823,831	2,896,676
Less: Cash and cash equivalents	274,134	312,154
Net debt	$2,549,697	$2,584,522
We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.